                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement as follows: 1991 Stock Option Plan (File #33-48505), 1996 Stock Option Plan (File #333-24857), Robert Whitty Stock Option Plan (File #333-18109), 2000 Employee Stock Option Plan and the 2000-B (File #444-62026) Employee Stock Option Plan (File #333-62028).

                                        /s/ Arthur Andersen LLP

Hartford, Connecticut
April 11, 2002